Exhibit 23

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No.333-76021) of Xerox Credit Corporation of our report dated February 27, 2004, relating to the financial statements, which appears in this Form 10-K.

/S/     PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

Rochester, NY

March 12, 2004